EXHIBIT 16.1

April 21, 2015

Securities and Exchange Commission

100 F Street NE

Washington, DC  20549

RE:	Novus Robotics Inc.

We have read the statements that we understand Novus Robotics Inc. will include under Item 4.02 of the Form 8-K report regarding the non-reliance on previously issued financial statements for the year ended December 31, 2013. We agree with such statements made regarding our firm.

Very truly yours,

De Joya Griffith, LLC

Certified Public Accountants

Corporate Headquarters:

De Joya Griffith, LLC

2580 Anthem Village Drive, Henderson, NV 89052 Phone: (702) 563-1600 Fax: (702) 920-8049